UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 29, 2006

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 748-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2006, Windstream Corporation (“Windstream”) commenced an exchange offer for its outstanding 8.125% Senior Notes due 2013 (the “2013 Notes”) and its outstanding 8.625% Senior Notes due 2016 (the “2016 Notes”; the 2013 Notes and the 2016 Notes collectively referred to as the “Old Notes”). The Old Notes were originally issued July 17, 2006 in a private offering in an aggregate principal amount of $2,546,000,000. Holders of the 2013 Notes may exchange them for an equal principal amount of a new issue of 8.125% Senior Notes due 2013 (the “New 2013 Notes”) and holders of the 2016 Notes may exchange them for an equal principal amount of a new issue of 8.625% Senior Notes due 2016 (the “New 2016 Notes”; the New 2013 and the New 2016 Notes collectively referred to as the “New Notes”) pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and special interest provisions relating to the Old Notes do not apply to the New Notes.

The exchange offer will expire at 5:00 p.m., New York City time, on December 29, 2006, unless extended. Tenders of the Old Notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, U.S. Bank National Association, Corporate Trust Department, 25 Park Place N.E., 24th Floor, Atlanta, Georgia 30303-2900, telephone (404) 588-7067.

The press release announcing commencement of the exchange offer is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description
99.1	Press Release dated November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM CORPORATION

Date: November 30, 2006	By:	/s/ Brent K. Whittington
	Name:	Brent K. Whittington
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated November 29, 2006.